UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: September 12, 2018 (Date of earliest event reported:  September 12, 2018)

RBC BEARINGS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	333-124824	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

(203) 267-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                             Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mitchell I. Quain’s term expires on September 12, 2018 and he did not stand for re-election to the Board of Directors of RBC Bearings Incorporated (the “Company”).

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company’s Annual General Meeting of Shareholders on September 12, 2018, the shareholders (1) elected all three of the Company’s nominees for director; (2) ratified the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2019; and (3) approved, on an advisory basis, the compensation paid to the Company's named executive officers.

Shares were voted on these proposals as follows:

Proposal 1. The election of three directors in Class II to serve a term of three years:

Nominees	For	Withheld	Broker Non-Vote
Richard R. Crowell	22,425,956	703,891	521,659
Dr. Steven H. Kaplan	22,941,091	188,756	521,659
Alan B. Levine	22,806,019	323,828	521,659

Proposal 2. To ratify the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2019:

For	Against	Abstain	Broker Non-Vote
23,563,946	84,939	2,621	0

Proposal 3. The approval, on an advisory basis, of the compensation paid to the Company's named executive officers:

For	Against	Abstain	Broker Non-Vote
22,861,113	266,946	1,788	521,659

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 12, 2018

RBC BEARINGS INCORPORATED

By:	/s/ John J. Feeney
Name: John J. Feeney
Title: Assistant General Counsel & Assistant Secretary